Exhibit 10.11

LUFKIN INDUSTRIES, INC.

SUPPLEMENTAL RETIREMENT PLAN

LUFKIN INDUSTRIES, INC. (the “Company”) hereby establishes the Lufkin Industries, Inc. Supplemental Retirement Plan (the “Plan”) effective as of January 1, 1995. The terms, provisions and conditions of the Plan are as follows:

SECTION I

Purpose of Plan

Section 1.1 Purpose - The purpose of the Plan is to enhance the Company’s ability to attract and to retain those key executives who are essential to the Company’s success by providing them with nonqualified retirement benefits that are in addition to the retirement benefits provided by the Company’s qualified defined benefit pension plan (the “Qualified Plan”).

SECTION II

Eligibility and Participation

Section 2.1 Eligibility - Only those key executives of the Company who are (i) “highly compensated employees” or “members of a select group of management”, within the meaning of those terms as set forth in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, and (ii) formally designated as participants by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall be participants in this Plan.

SECTION III

Benefits

Section 3.1 Benefits - Subject to farther provisions of this Plan, a participant (or, in the event of his death, his Beneficiary) shall be entitled to receive from the Company a supplemental monthly retirement benefit hereunder that is equal to the excess of:

(a) the monthly retirement benefit that would be payable to such participant (or Beneficiary) under the Qualified Plan if (i) the participant were credited with an additional .5 year of credited service thereunder for each year of credited service actually credited to the participant under the Qualified Plan, (ii) the participant’s compensation were determined as provided under the Qualified Plan but without limitation pursuant to Section 401(a)(17) of the Internal Revenue Code, and (iii) the participant’s benefits thereunder were not limited by Section 415 of the Internal Revenue Code,

OVER

(b) the monthly retirement benefit that is actually paid to the participant (or Beneficiary) under the Qualified Plan.

Section 3.2 Automatic Form of Benefit Payments - Subject to the further provisions of this Plan, the monthly retirement benefit payable to a participant (or Beneficiary) under this Plan shall commence at the same time, shall be paid in the same form, and shall be subject to the same restrictions and actuarial adjustments and other terms, as the benefit actually paid to such person under the Qualified Plan; provided, however, the Compensation Committee, in its sole discretion, may direct at any time on or after the participant’s retirement or death that the Actuarial Equivalent present value of such benefit (or remaining benefit if already in pay status) be paid to such person in a lump sum (by check).

Section 3.3 Vesting of Benefits - Subject to the further provisions of the Plan, each participant shall possess a vested interest in (a nonforfeitable right to) his accrued supplemental retirement benefit hereunder to the same extent that such participant is vested in his accrued retirement benefit under the Qualified Plan; provided, however, if (1) the participant voluntarily terminates his employment with the Company prior to attaining the age of 62 years or (2) the Company terminates the participant’s employment for Cause, no benefits shall be payable to or on behalf of such participant under the Plan; provided further, however, a participant who is an employee of the Company on the date of a Change in Control shall always be 100% vested under the Plan on and after that date.

Section 3.4 Automatic Lump Sum Benefit - Notwithstanding anything in Section 3.1, 3.2 or 3.3 to the contrary, if a participant’s employment with the Company is terminated for any reason other than death on or following a Change in Control or a participant’s employment is terminated by the Company at any time other than for Cause, the Actuarial Equivalent of such participant’s accrued supplemental retirement benefit shall be paid to him in a single lump sum as soon as is reasonably practicable following the date of his termination of employment.

Section 3.5 Definitions

(a) A “Change in Control” shall occur on the date of the earliest of the following events:

(i) any “person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an executive benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its “Affiliates” and “Associates”, as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s common stock or of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of “all or a significant portion of the Company’s assets,” which for this purpose shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary (including the stock of any subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 25% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions

(the “Transaction Date”) by the market value per share immediately preceding the Transaction Date or by such other method as the Board shall reasonably determine is appropriate. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall reasonably determine is appropriate.

(b) The term “Cause” shall mean:

(i) an act or acts of personal dishonesty taken by the participant and intended to result in substantial personal enrichment of the participant at the expense of the Company;

(ii) repeated violations by the participant of his duties which are demonstrably willful and deliberate on the participant’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or

(iii) the conviction of the participant of, or plea of nolo contendere by the participant to, a felony.

A participant must be notified in writing of any termination of his employment for Cause, which writing shall set forth in reasonable detail the facts and circumstances relied upon therefor. A participant will then have the right, within ten days of receipt of such notice, to file a written request for review. In such case, the participant will be given the opportunity to be heard, personally or by counsel, by the members of the Board who are not then executives of the Company (the “Independent Directors”) and a majority of the Independent Directors must thereafter confirm that such termination is for Cause. If the Independent Directors do not provide such confirmation, the termination shall be treated as a termination by the Company without Cause.

(c) The term “Actuarial Equivalent” shall have the same meaning as such term in the Qualified Plan.

(d) The term “Beneficiary” shall mean the participant’s surviving spouse entitled to any survivor benefits under the Qualified Plan or, if the participant is either not married or his surviving spouse is not his beneficiary under the Qualified Plan, the person(s) including, if applicable, estate, that is the participant’s beneficiary receiving the comparable survivor’s benefit under the Qualified Plan.

SECTION IV

Administration

Section 4.1 Administrator - The Compensation Committee shall be the Administrator of the Plan and shall have the complete discretion and authority to interpret and construe the Plan, to determine a person’s eligibility for and the amount of his benefit under the Plan and to decide all questions or disputes arising under the Plan. All decisions and actions by the Compensation Committee with respect to the Plan shall be final and binding on all persons. Section 4.2 Appeal of Decisions - A person who initially has been denied a benefit hereunder either in whole or in part may appeal that decision to the Compensation Committee. The appeals procedures under the Plan shall be the same as the appeals procedures under the Qualified Plan, except that the appeal shall be to the Compensation Committee.

SECTION V

Amendment and Termination

Section 5.1 Amendment and Termination - The Board may amend, “freeze” and/or terminate the Plan at any time for whatever reasons it may deem appropriate. However, no such action shall reduce or void any participant’s right to the benefit he has accrued under the Plan as of the date of such action. If the Plan is terminated, the Company shall pay each participant (and beneficiary then in pay status) the Actuarial Equivalent of his then accrued supplemental benefit (or, if in pay status, his remaining benefit) in a lump sum as soon as is reasonably practicable following such termination of the Plan.

Section 5.2 Successor - The Company shall require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, expressly to assume and agree to pay the benefits accrued under this Plan as of the date of such succession in the same manner and to the same extent as the Company would have been required if no such succession had taken place. If a successor fails to assume such obligations, such failure shall be deemed a termination of the Plan as of the date of such succession.

SECTION VI

Miscellaneous

Section 6.1 No Employment Rights - Nothing contained in the Plan shall be construed as a contract of employment between the Company and any employee, or as creating a right in any employee to continue in the employment of the Company, or as a limitation of the right of the Company to discharge any employee, with or without Cause.

Section 6.2 Assignment - The benefits payable under the Plan may not be assigned, alienated, pledged, transferred, attached, garnished or hypothecated in any manner (whether voluntary or involuntary) by a participant (or beneficiary).

Section 6.3 Taxes - The Company shall withhold (or cause to be withheld) from all payments made under the Plan, all taxes required by law to be withheld from such payments.

Section 6.4 Benefits Unfunded - The benefits to be paid pursuant to the Plan are unfunded obligations of the Company and, until actual payment, shall constitute general obligations of the Company. The Company is not required to segregate any monies from its general funds, or to create any grantor trusts, or to make any special deposits or other funding arrangements with respect to these obligations, although it may do so in its sole discretion. Title to and the beneficial ownership of any investments, including grantor trust investments, which the Company may make with respect to its obligations hereunder shall at all times remain solely in the Company. Any investments and the creation or maintenance of any trust or other funding accounts by the Company shall not create or constitute a trust or a fiduciary relationship between the Company and a participant, or otherwise create any vested or beneficial interest in any participant or his creditors in any assets of the Company or in any such trust whatsoever. The participants shall be only general unsecured creditors of the Company with respect to the payment of any benefits due under the Plan.

Section 6.5 Applicable law - This Plan shall be governed by the laws of the State of Texas, except to the extent preempted by applicable Federal law.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to affix its name hereto this October 6, 1995, effective for all purposes as provided above.

LUFKIN INDUSTRIES, INC.

By:	/s/ C. James Haley, Jr.
Name:	C. James Haley, Jr.
Title:	Secretary-Treasurer

AMENDMENT ONE TO

LUFKIN INDUSTRIES, INC.

SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, effective as of January 1, 1995, Lufkin Industries, Inc. (the “Company”) established the Lufkin Industries, Inc. Supplemental Retirement Plan (the “Plan”) for the benefit of certain of its key employees;

WHEREAS, by the terms of Section 5.1 of the Plan, the Plan may be amended by the Board of Directors of the Company;

WHEREAS, the Company has determined that the Plan shall be amended to correct a drafting error which omitted a reduction in the benefits under the Plan for benefits paid from the Company’s retirement plan restoration plan, and to reduce the age for vesting in Plan benefits from age 62 to age 60; and

WHEREAS, the Board of Directors of the Company has approved and adopted such amendments as set forth herein;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1998, as follows:

1. Section 1.1 of the Plan is amended to read in its entirety as follows:

“Section 1.1 Purpose - The purpose of the Plan is to enhance the Company’s ability to attract and to retain those key executives who are essential to the Company’s success by providing them with nonqualified retirement benefits that are in addition to the retirement benefits provided by the Company’s qualified defined benefit pension plan (the “Qualified Plan”) and the Company’s nonqualified retirement plan restoration plan (the “Restoration Plan”).”

2. Section 3. l(b) of the Plan is amended to read in its entirety as follows:

“(b) the sum of the monthly retirement benefits that are actually paid to the participant (or Beneficiary) under the Qualified Plan and the Restoration Plan.”

3. Section 3.3 of the Plan is amended to read in its entirety as follows:

“Section 3.3 Vesting of Benefits - Subject to the further provisions of the Plan, each participant shall possess a vested interest in (a nonforfeitable right to) his accrued supplemental retirement benefit hereunder to the same extent that such participant is vested in his accrued retirement benefit under the Qualified Plan; provided, however, if(l) the participant voluntarily terminates his employment with the Company prior to attaining the age of 60 years or (2) the Company terminates the participant’s employment for Cause, no benefits shall be payable to or on behalf of such participant under the Plan; provided further, a participant who is an employee of the Company on the date of a Change in Control shall always be 100% vested under the Plan on and after that date.”

IN WITNESS WHEREOF, LUFKIN INDUSTRIES, INC. has caused this instrument to be executed by its duly authorized officers on this 4th day of August, 1998, to be effective as stated above.

ATTEST:	LUFKIN INDUSTRIES, INC.

/s/ R.E.Myers	/s/ C.J. Haley, Jr.
Assistant Secretary	Title: Secretary-Treasurer